As filed with the Securities and Exchange Commission on June 11, 1998
                                                     Registration No. 333-______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                  --------------------------------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                      ------------------------------------

                      DIVERSIFIED CORPORATE RESOURCES, INC.
             (Exact name of registrant as specified in its charter)

               Texas                                              75-1565578
 (State or other jurisdiction                                 (I.R.S. Employer
  incorporation or organizati                                Identification No.)

 12801 N. Central Expressway, Suite 350
              Dallas, Texas                                         75243
(Address of principal executive offices)                          (Zip Code)
                     ---------------------------------------

    DIVERSIFIED CORPORATE RESOURCES, INC. 1998 NONQUALIFIED STOCK OPTION PLAN DIVERSIFIED CORPORATE RESOURCES, INC. AMENDED AND RESTATED 1996 NONQUALIFIED
                                STOCK OPTION PLAN
                            (Full title of the plans)
                     ---------------------------------------

               M. Ted Dillard                                   Copy to:
                 President                               Mark D. Wigder, Esq.
  Diversified Corporate Resources, Inc.                  Jenkens & Gilchrist,
 12801 N. Central Expressway Suite 350               A Professional Corporation
            Dallas, Texas 75243                     1445 Ross Avenue, Suite 3200
              (972) 458-8500                            Dallas, Texas  75202
  (Name, address and telephone number
including area code of agent for service)
                     ---------------------------------------

                         CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                                         Proposed                 Proposed
                                                  Amount                  Maximum                  Maximum                Amount of
             Title of Class of                    to be                Offering Price             Aggregate             Registration
        Securities to be Registered         Registered(1)(2)         per Share(3)(4)        Offering Price(3)(4)           Fee(4)
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.10 par value per share      800,000 Shares               $12.75                $4,237,303.4             $1,250.00
====================================================================================================================================

         (1) The securities to be registered consist of 500,000 shares reserved for issuance under the Diversified Corporate Resources, Inc. Amended and Restated 1996 Nonqualified Stock Option Plan (the "1996 Plan"), of which a registration fee for 450,000 securities was paid pursuant to the filing of Form S-8 (No. 333-27867), filed with the Commission on May 27, 1997, and 300,000 shares reserved for issuance under the Diversified Corporate Resources, Inc. 1998 Nonqualified Stock Option Plan (the "1998 "Plan," and together with the 1996 Plan, the "Plans") .
         (2) Pursuant to Rule 416, this Registration Statement is deemed to include additional shares of Common Stock issuable under the terms of the Plans to prevent dilution resulting from any future stock split, stock dividend or similar transaction.
         (3) Estimated solely for the purpose of calculating the registration fee.
         (4) Calculated pursuant to Rule 457(c) and (h). Accordingly, the price per share of the Common Stock offered hereunder pursuant to the Plans is based on (i) 46,333 shares of Common Stock reserved for issuance under the Plans, but not subject to outstanding stock options, at a price per share of $12.19, which is the average of the high and low prices reported on the American Stock Exchange in the Common Stock as of June 9, 1998, which is a date within five business days prior to the date of filing the registration statement, and




================================================================================

                  (ii) the following shares of Common Stock reserved for issuance under the Plans and subject to options already granted thereunder at the following exercise prices:

                           Number of Shares
                           of Common Stock                   Exercise Price
                           Reserved for Issuance                 Per Share
                           ---------------------             --------------

                           236,667                                $12.75
                            59,500                                $10.00
                             7,500                                $ 8.00

                                     PART I


              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.  Plan Information*
         ----------------
Item 2.  Registrant Information and Employee Plan Annual Information*
         -----------------------------------------------------------

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

         The registrant hereby incorporates by reference in this Registration Statement the following documents previously filed by the registrant with the Securities and Exchange Commission (the "Commission"):

                  (1) the registrant's Annual Report on Form 10-K filed with the Commission for the fiscal year ended December 31, 1997;

                  (2) the description of the Common Stock, par value $0.10 per share, of the registrant (the "Common Stock") set forth in the Registration Statement on Form 8-A filed with the Commission on November 2, 1985, including any amendment or report filed for the purpose of updating such description.

         All documents filed by the registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Registration Statement shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents until such time as there shall have been filed a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities remaining unsold at the time of such amendment.

Item 4. Description of Securities.

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not Applicable.

--------
     *Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.

Item 6.  Indemnification of Directors and Officers.

         The Bylaws, as amended, of the registrant provide that the registrant may indemnify officers and directors, and may indemnify its other employees and agents, to the fullest extent permitted by law. The laws of the State of Texas permit, and in some cases require, corporations to indemnify officers, directors,  agents  and  employees  who  are  or  have  been a  party  to or are threatened to be made a party to litigation against judgments, fines, settlements and reasonable expenses under certain circumstances.

         The registrant has also adopted provisions in its Articles of Incorporation that limit the liability of its directors to the fullest extent permitted by the laws of the State of Texas. Under the registrant's Articles of Incorporation, and as permitted by the laws of the State of Texas, a director is not liable to the registrant or its shareholders for damages for breach of fiduciary duty. Such limitation of liability does not affect liability for (i) breach of the director's duty of loyalty to the corporation or its shareholders,
(ii) acts or omissions not in good faith that constitute a breach of duty of the director to the corporation or acts or omissions which involve intentional misconduct or a knowing violation of the law, (iii) any transaction from which the director derived an improper benefit, or (iv) the payment of any unlawful distribution

Item 7.  Exemption from Registration Claimed.

         Not Applicable.

Item 8.  Exhibits.

         (a)      Exhibits.

                           The  following  documents are filed as a part of this
                  Registration Statement.

         Exhibit           Description of Exhibit

         3.1*     Articles of Incorporation of the registrant (Exhibit 3(a))

         3.2*     Bylaws of the registrant (Exhibit 3(b))

         3.3**    First Amendment to Bylaws of the registrant (Exhibit 3.4)

         3.4      Second Amendment to Bylaws of the registrant

         4.3 ** Diversified Corporate Resources, Inc. Amended and Restated 1996 Nonqualified Stock Option Plan

         4.4** First Amendment to the registrant's Amended and Restated 1996 Nonqualified Stock Option Plan (Exhibit 10.5)

         4.5** Diversified Corporate Resources, Inc. 1998 Nonqualified Stock Option Plan

         4.6** Stock Option granted to Anthony J. Bruno, effective November 13, 1997 (Exhibit 10.6)

         4.7** Stock Option granted to James Woo, effective November 13, 1997 (Exhibit 10.7)

         4.8** Stock Option granted to Scott Higby, effective January 14, 1998 (Exhibit 10.8)

         4.9** Stock Option granted to John Wilson, effective April 23, 1998 (Exhibit 10.9)

         4.10** Form of Stock Option granted to certain employees of the registrant, effective November 13, 1997 (Exhibit 10.10)

         4.11** Stock Option Agreement by and between the registrant and Douglas G. Furra, effective June 1, 1997 (Exhibit 10.11)

         4.12**   Stock Option  Agreement by  and  between  the  registrant  and
                  Deborah   A.   Farrington,   effective   November   13,   1997
                  (Exhibit 10.12)

         4.13** First Amendment to Stock Option Agreement by and between the registrant and Samuel E. Hunter, effective March 20, 1998 (Exhibit 10.13)

         5.1      Opinion of Jenkens & Gilchrist, a Professional Corporation

          23.1 Consent of Jenkens & Gilchrist, a Professional Corporation (included in their opinion filed as Exhibit 5.1 hereto)

          23.2    Consent of Weaver and Tidwell, L.L.P.

         23.3     Consent of Coopers & Lybrand L.L.P.
--------------------

* Filed as the exhibit shown in parenthesis contained in the registrant's Registration Statement on Form S-18 (No. 33-760 FW) filed with the Commission on November 21, 1985, incorporated herein by reference.

** Filed as the exhibit shown in parenthesis contained in the registrant's Form 10-Q (No. 001-13431) filed with the Commission on May 15, 1998, incorporated herein by reference.

Item 9.  Undertakings.

         A.       The undersigned registrant hereby undertakes:

                  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                  (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned  registrant  hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, Texas, on June 10, 1998:


                                          DIVERSIFIED CORPORATE  RESOURCES, INC.



                                          By:       /s/ J. Michael Moore
                                                   -----------------------------
                                                    J. Michael Moore,
                                                    Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints M. Ted Dillard, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


                 Signature                                         Capacity                                   Date
                 ---------                                         --------                                   ----

 /s/ J. Michael Moore                              Chairman, Chief Executive Officer                      June 10, 1998
--------------------------------------------       and Director (Principal Executive
J. Michael Moore                                   Officer)

 /s/ M. Ted Dillard                                President, Secretary and Director                      June 10, 1998
--------------------------------------------
M. Ted Dillard

/s/ Douglas G. Furra                               Chief Financial Officer (Principal                     June 10, 1998
--------------------------------------------       Financial Officer and Principal
                                                   Accounting Officer)

 /s/ Deborah A. Farrington                         Director                                               June 10, 1998
--------------------------------------------
Deborah A. Farrington








 /s/ Samuel E. Hunter                              Director                                               June 10, 1998
--------------------------------------------
Samuel E. Hunter

 /s/ A. Clinton Allen                              Director                                               June 10, 1998
--------------------------------------------
A. Clinton Allen




                                  EXHIBIT INDEX




                                                                                                         Sequential
      Exhibit                                                                                               Page
       Number                                       Document Description                                   Number
      -------                                       --------------------                                 -----------

  3.1*                Articles of Incorporation of the registrant (Exhibit 3(a))

  3.2*                Bylaws of the registrant (Exhibit 3(b))

  3.3**               First Amendment to Bylaws of the registrant (Exhibit 3.4)

  3.4                 Second Amendment to Bylaws of the registrant

  4.3**               Diversified Corporate Resources, Inc. Amended and Restated 1996
                      Nonqualified Stock Option Plan

  4.4**               First Amendment to the registrant's Amended and Restated 1996
                      Nonqualified Stock Option Plan (Exhibit 10.5)

  4.5**               Diversified Corporate Resources, Inc. 1998 Nonqualified Stock Option
                      Plan

  4.6**               Stock Option granted to Anthony J. Bruno, effective November 13,
                      1997 (Exhibit 10.6)

  4.7**               Stock Option granted to James Woo, effective November 13, 1997
                      (Exhibit 10.7)


  4.8**               Stock Option granted to Scott Higby, effective January 14, 1998
                      (Exhibit 10.8)

  4.9**               Stock Option granted to John Wilson, effective April 23, 1998 (Exhibit
                      10.9)


  4.10** Form of Stock Option granted to certain employees of the registrant, effective November 13, 1997 (Exhibit 10.10)

  4.11**              Stock Option Agreement by and between the registrant and Douglas G.
                      Furra, effective June 1, 1997 (Exhibit 10.11)

  4.12**              Stock Option Agreement by and between the registrant and
                      Deborah A. Farrington, effective November 13, 1997 (Exhibit 10.12)








 4.13**               First Amendment to Stock Option Agreement by and between the registrant and Samuel E. Hunter, effective March 20, 1998 (Exhibit
                      10.13)
 5.1                  Opinion of Jenkens & Gilchrist, P.C.
23.1                  Consent of Jenkens & Gilchrist, P.C. (included in their opinion filed as
                      Exhibit 5.1 hereto)
23.2                  Consent of Weaver and Tidwell, L.L.P.
23.3                  Consent of Coopers & Lybrand L.L.P.


--------------------

*        Filed as the exhibit shown in parenthesis contained in the registrant's Registration Statement on Form
         S-18 (No. 33-760 FW) filed with the Commission on November 21, 1985, incorporated herein by reference.

**       Filed as the exhibit shown in parenthesis contained in the registrant's Form 10-Q (No. 001-13431)
         filed with the Commission on May 15, 1998, incorporated herein by reference.
